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                                                                  Exhibit 10(i).

                              NORWEST CORPORATION

             DEFERRED COMPENSATION PLAN FOR NON-EMPLOYEE DIRECTORS

                    (As amended effective January 23, 1996)


1.   Purpose
     -------

     The purpose of the Norwest Corporation Deferred Compensation Plan for Non-Employee Directors (the "Plan") is to provide an opportunity for non-employee members of the Board of Directors of Norwest Corporation (the "Corporation") to defer cash compensation which they receive for personal services rendered in their capacity as directors of the Corporation and, at their election, to receive such amounts plus interest or to receive an amount in cash based on the value of the common stock of the Corporation credited to such director's Phantom Stock Account. The Plan is intended to maximize the effectiveness and flexibility of these directors' compensation arrangements, and to aid in attracting and retaining individuals of outstanding abilities and skills for service on the Corporation's Board of Directors (the "Board").

2.   Effective Date
     --------------

     The effective date of the Plan shall be September 1, 1987 and the effective date after which a director may have deferred compensation credited to his or her Phantom Stock Account shall be November 24, 1987.

3.   Administration
     --------------

     The Plan shall be administered by the Corporation's Senior Vice President - Compensation and Benefits (the "Administrator"), who shall have the authority to adopt rules for carrying out the Plan and to interpret and implement the provisions of the Plan and whose determinations shall be conclusive and binding on all participants.

4.   Eligibility
     -----------

     Any member of the Board who is not an officer or employee of the Corporation or of a subsidiary of the Corporation ("Non-Employee Director") shall be eligible to participate in the Plan. Any Non-Employee Director shall be a Plan participant as of the effective date of his or her first election to defer compensation in accordance with paragraph 5 hereof, and his or her status as a participant shall continue until the date of last payment pursuant to paragraph 7 hereof.
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5.   Election to Defer
     -----------------

     (a) In General - Each new nominee for election, approved by a vote of at
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         least three-quarters of the Incumbent Board (as defined in paragraph
         7(e) hereof), and subsequently elected to the Board as a Non-Employee Director, and each individual currently serving as such, shall be entitled to make an irrevocable election, in accordance with the terms of this paragraph 5, to defer receipt of all or a part of the cash compensation (annual retainers and meeting attendance fees) otherwise payable to him or her with respect to all or a portion of a calendar year during which he or she will be serving on the Board and committees thereof and to have such deferred amounts credited either to such Non-Employee Director's Deferred Cash Account (the "Deferred Cash Account") or Phantom Stock Account (the "Phantom Stock Account").

    (b)  Effective Date of Election - The initial election to defer shall be as
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         to compensation to be earned commencing as of the beginning of the first calendar month following the initial election and ending on the last day of the calendar year of the initial election. Subsequent elections to defer shall be as to compensation to be earned during any calendar year, and shall not be effective unless made and received in writing by the Administrator prior to January 1 of such calendar year. A participant's election to defer shall be irrevocable. The initial election shall remain in effect unless and until a participant files a subsequent election form with the Administrator prior to January 1 of the year such subsequent election is to be effective. A properly and timely filed election form will take effect January 1 of the year following the year of its delivery to the Administrator.

     (c) Manner of Election - The Administrator shall provide all individuals
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         entitled to make the election to defer with an election from prior to the time by which an election to defer must be made. This election form shall include the following items, which must be completed in full in order for the election to be effective:

         (1) The amount to be deferred, expressed as a percentage of the total compensation to be earned during the calendar year to which the election relates;

         (2) The percentage of the amount to be deferred to be credited to the Deferred Cash Account or the Phantom Stock Account; and

         (3) The year in which distribution shall commence and form of distribution which shall be either a lump sum or up to 10 annual installments.

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6.  Deferred Compensation Accounts
    ------------------------------

     (a) In General - There shall be established for each participant a Deferred
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         Cash Account and a Phantom Stock Account for the purpose of recording amounts deferred for such participant under the Plan. A participant who has elected to defer compensation for credit to the Deferred Cash Account shall receive credit to his or her Deferred Cash Account as of the first day of each calendar quarter of the amount of such compensation for the immediately preceding quarter that would have been payable to the participant in the absence of an election to defer. A participant who has elected to defer compensation for credit to the Phantom Stock Account shall receive a credit to his or her Phantom Stock Account in the number of whole and fractional shares of the Corporation's common stock (rounded to the nearest one hundredth share) which the amount of compensation deferred for the immediately preceding quarter could have purchased at the average of the highest and lowest prices as reported on the consolidated tape of the New York Stock Exchange as of the first day of each calendar quarter (or, if the New York Stock Exchange is closed on said date, the next preceding date on which it was open).

     (b) Unsecured Obligations - All amounts deferred pursuant to the Plan and
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         credited to a deferred compensation account shall be unsecured obligations of the Corporation and each participant's right thereto shall be as an unsecured general creditor of the Corporation.

     (c) Interest and Dividend Credit - All deferred compensation in a
         ----------------------------
         participant's Deferred Cash Account shall bear interest from the date credited to the participant's Deferred Cash Account until paid in accordance with paragraph 7 hereof during each month at a rate per annum equal to the interest equivalent of the secondary market yield for three month United States Treasury Bills as reported for the preceding month in Federal Reserve Statistical Release H.15(519) (the
                            -----------------------------------
         "Release") which shall be credited to each participant's Deferred Cash Account as of the last day of each month. If the Release ceases to be available, the Administrator shall determine the interest rate payable with respect to Deferred Cash Accounts and shall promptly inform the participants in writing of such determination. Each time a dividend is paid with respect to the Corporation's common stock, each share and fractional share then credited to a participant's Phantom Stock Account shall be deemed to have received a phantom dividend at the same per share rate and such participant's Phantom Stock Account shall be credited in whole and fractional shares (rounded to the nearest one hundredth share) as if such phantom dividends were applied to purchase whole and fractional shares of the Corporation's common stock at the average of the highest and lowest prices as reported on the consolidated tape of the New York Stock Exchange on the date a dividend on the Corporation's common stock is paid (or the next preceding day on which the New York Stock Exchange is open, if it is closed on a dividend payment date).

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7.   Payment of  Deferred Compensation
     ---------------------------------

     (a) In General - No withdrawal or payment shall be made from the
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         participant's deferred compensation accounts, except as provided in this paragraph 7.

     (b) Date of First Payment and Payment from Deferred Cash  Account - The
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         value of a participant's Deferred Cash Account shall be payable in cash in a lump sum or up to 10 annual installments commencing on February 28 (or the next succeeding business day if February 28 is not a business day) of the first full calendar year following termination of a participant's service as a Non-Employee Director, or on February 28 (or the next succeeding business day if February 28 is not a business day) of any other year elected by the participant which begins at least 12 months following the year in which the deferred compensation otherwise would have been paid. The amount of each installment payment with respect to the Deferred Cash Account shall be a fraction of the value of the participant's Deferred Cash Account on the business day preceding each installment payment date, the numerator of which is one and the denominator of which is the total number of installments elected minus the number of installments previously paid.

     (c) Date of First Payment and Payment from Phantom Stock Account - An
         -------------------------------------------------------------
         amount in cash equal to the value of the number of shares of common stock of the Corporation credited to the participant's Phantom Stock Account determined at the average of the highest and lowest prices reported on the consolidated tape of the New York Stock Exchange for the day seven days before the date elected by the participant for distribution (or the next preceding day on which the New York Stock Exchange is open, if it is closed on said day) shall be payable to the participant in a lump sum or up to 10 annual installments beginning February 28 (or the next succeeding business day if February 28 is not a business day) of the first full calendar year following termination of a participant's service as a Non-Employee Director, or on February 28 (or the next succeeding business day if February 28 is not a business day) of any other year elected by the participant which begins at least 12 months following the year in which the deferred compensation otherwise would have been paid.

           If a Non-Employee Director elects to defer payments later than February 28 of the full calendar year following his or her termination, the cash amount credited to his or her Phantom Stock Account on the February 28 of the full calendar year following his or her termination shall be deemed to have been credited to his or her Deferred Cash Account on said date and said amount, together with interest as described in paragraph 6(c) will be paid as elected by the participant in accordance with paragraph 5 hereof.

     (d) In Event of Death - If a participant dies before he or she has received
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         all payments to which he or she is entitled under the Plan, payment shall be

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         made in accordance with the participant's designation of beneficiary form and in the absence of a valid designation, or if the designated beneficiary does not survive the participant, to such participant's estate. If any beneficiary dies after becoming entitled to receive payments hereunder, the remaining payments shall be made to such beneficiary's estate.

     (e) Change of Control - At the time of an election, a participant may also
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         elect to have all amounts deferred pursuant to this Plan become payable immediately in cash if (i) a third person, including a "group" as defined in Section 13(d)(3) of the Securities Exchange Act of 1934, becomes the beneficial owner, directly or indirectly, of 25% or more of the combined voting power of the Corporation's outstanding voting securities ordinarily having the right to vote for the election of directors of the Corporation or (ii) individuals who constitute the Board of Directors of the Corporation as of November 24, 1987 (the "Incumbent Board") cease for any reason to constitute at least two-thirds thereof, provided that any person becoming a director subsequent to said date whose election, or nomination for election by the Corporation's stockholders, was approved by a vote of at least three-quarters of the directors comprising the Incumbent Board shall be, for purposes of this clause (ii), considered as though such person were a member of the Incumbent Board. The value of a participant's Phantom Stock Account for purposes of a distribution under this clause (e) shall be the average of the highest and lowest prices of the common stock of the Corporation as reported on the consolidated tape of the New York Stock Exchange for a day selected by the Administrator which occurs not more than seven days prior to the date payment is made to the participant pursuant to this clause (e).

8.   Amendment
     ---------

     This Plan may at any time or from time to time be amended, suspended or terminated by the Board; provided, however, that no amendment, suspension or termination shall, without the consent of a participant, adversely affect elections in effect or accruals credited to a participant's deferred compensation accounts prior to the effective date of the amendment, suspension, or termination as the case may be.

9.  Non-Assignability
    -----------------

     No right to receive payments hereunder shall be transferable or assignable by a participant, except as provided in paragraph 7(d).



1129n-1
(11/17/87)
(1/23/96)

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